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                                                                    Exhibit 10.2


                              GOLF TRUST OF AMERICA


                                February 14, 2001


Mr. Larry Young
The Legends Group
1500 Legends Drive
Myrtle Beach, SC  29579

                     CONFIDENTIALITY AND STANDSTILL AGREEMENT

Ladies and Gentlemen:

         In connection with that certain Purchase Agreement among our respective affiliates, Legends Golf Holding LLC and Golf Trust of America, L.P., dated as of the date hereof (the "Purchase Agreement") pursuant to which you seek to acquire certain assets of Golf Trust of America, Inc. (the "Company") as set forth in the Purchase Agreement in accordance with the terms thereof or other possible transaction as permitted herein (any such potential acquisition (the "Transaction")), you have requested that we or our representatives furnish you or your representatives with certain information relating to the Company or the Transaction. All such information (whether written or oral) furnished (whether before or after the date hereof) by us or our directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") to you or your directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents or your potential sources of financing for the Transaction (collectively, "your Representatives") and all analyses, compilations, forecasts, studies or other documents prepared by you or your Representatives in connection with your or their review of, or your interest in, the Transaction which contain or reflect any such information is hereinafter referred to as the "Information." The term Information will not, however, include information which
(i) is or becomes publicly available other than as a result of a disclosure by you or your Representatives in violation of this letter agreement or other obligation of confidentiality or (ii) is or becomes available to you on a nonconfidential basis from a source (other than us or our Representatives) not known by you to be prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation. Nothing herein shall waive any fiduciary duty Mr. Young may have to the Company or its shareholders as a Board member of the Company.

         Accordingly, you hereby agree that:

         1. You and your Representatives (i) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever, in whole or in part, (ii) will not use any Information other than in connection

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with the Transaction; provided, however, that you may reveal the Information or portions thereof to your Representatives (a) who need to know the Information for the purpose of evaluating the Transaction, (b) who are informed by you of the confidential nature of the Information and (c) who are directed by you to treat the Information in a manner consistent with the terms of this letter agreement. You will be responsible for any breach of this letter agreement by any of your Representatives.

         2. You and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below where applicable), without our prior written consent, disclose to any person the fact that the Information exists or has been made available, that you are considering the Transaction involving the Company, or that discussions or negotiations are taking or have taken place concerning the Transaction or involving the Company or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof or the subject matter of this letter agreement.

         3. In the event that you or any of your Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, you will notify us promptly (unless prohibited by law) so that we may seek an appropriate protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement (and if we seek such an order, you will provide such cooperation as we shall reasonably request). In the event that no such protective order or other remedy is obtained or that the Company waives compliance with the terms of this letter agreement and that you or any of your Representatives are nonetheless legally compelled to disclose such Information, you or your Representatives, as the case may be, will furnish only that portion of the Information which you are advised by counsel is legally required and will give the Company written notice (unless prohibited by law) of the Information to be disclosed as far in advance as practicable and exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

         4. If you determine not to proceed with the Transaction, you will promptly inform our Representative, Banc of America Securities LLC ("BAS"), of that decision and, in that case, and at any time upon the request of the Company or any of our Representatives, you will (i) promptly deliver to the Company at your own expense or, at our request, destroy all copies of the written Information in your or your Representatives' possession that was delivered to you by us or on our behalf and (ii) promptly destroy all analyses, compilations, summaries, studies and other material prepared by you or your Representatives and based in whole or in part on, or otherwise containing or reflecting any of, the Information. You will confirm any such destruction to us in writing. Any oral Information will continue to be subject to the terms of this letter agreement.

         5. You acknowledge that neither we, nor BAS, nor our other Representatives, nor any of our or their respective officers, directors, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), make any representation or warranty, express or implied, as to the accuracy or completeness of the

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Information, and you agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. You further agree that you are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations, warranties, covenants and agreements as may be included in the Purchase Agreement, or other duly executed agreement by and between the parties to the Purchase Agreement, with respect to the Transaction, subject to such limitations and restrictions as may be contained therein.

         6. You hereby acknowledge that you are aware, and that you will advise your Representatives who are informed of the matters that are the subject of this letter agreement, that the United States securities laws prohibit any person who has received from the issuer of such securities material, nonpublic information concerning the matters that are the subject of this letter agreement from purchasing or selling securities of such issuer or from communicating such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

         7. You agree that, for a period of three years from the date of this letter agreement, neither you nor any of your affiliates (as such term is defined in Rule 12b-2 of the Exchange Act) will (and neither you nor they will assist or encourage others to), without the prior written consent of the Company or its Board of Directors (or of any successor or controlling person thereof):
(i) acquire or agree, offer, seek or propose to acquire (other than pursuant to an offer or proposal submitted to the Board of Directors of the Company in writing, (and not by Larry Young acting as a member of the Board of Directors of the Company or at a Board of Directors meeting), and approved in writing by the Board of Directors excluding Larry Young), or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company(except upon conversion of currently outstanding units of limited partnership interest in Golf Trust of America, L.P. or upon exercise of options in the Company issued to Mr. Young for his service as a director of the Company), any of the assets or businesses of the Company or any subsidiary or division thereof or of any such successor or controlling person or any bank debt, claims or other obligations of the Company or any rights or options to acquire (other than those currently owned) such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the Company or to obtain representation on the Company's Board of Directors, except to the extent Larry Young remains a member of the Company's Board and is acting in accordance with the Business Judgment Rule and with counsel's advice to avoid any conflicts of interest, or solicit, or participate in the solicitation by any group other than the Company's Board of Directors of, any proxies or consents with respect to any securities of the Company or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) (other than as permitted by (i) immediately above in accordance with the limitations thereof) any extraordinary transaction involving the Company or its securities or assets; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a

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"group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934,
as amended) in connection with any of the foregoing; or (v) participate in any effort to do any of the foregoing or make any public announcement with respect to the foregoing. You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing. The restriction imposed on you by this paragraph shall terminate: (i) one hundred twenty (120) days after a public announcement by the Company's Board of Directors that it has decided not to submit a plan of liquidation to the Company's stockholders for approval or, following a stockholder vote on a plan of liquidation, a public announcement by the Company that the Company's stockholders did not approve a plan of liquidation by the requisite vote; or (ii) upon termination of the Purchase Agreement by Legends Golf Holding, LLC as a result of Golf Trust of America L.P. being in material breach of the Purchase Agreement (after notice and a reasonable opportunity to cure to the extent provided by the Purchase Agreement) that will cause irreparable harm to Legends Golf Holding, LLC, Golf Legends Ltd., Inc. or Legends of Virginia LC, as determined by a final judicial order by a court of proper jurisdiction.

         8. You agree that for a period of three years from the date of this letter agreement, you will not (i) hire any employee of the Company or any of its subsidiaries with whom you have had contact or who became known to you in connection with your consideration of the Transaction without the prior written consent of the Company, or (ii) directly or indirectly solicit for employment or hire any former employee of the Company. You also agree that until the earlier of (a) the consummation of a Transaction between the Company and you or (b) three years from the date of this letter agreement, you will not, without the prior written consent of the Company, initiate or maintain contact (except in the ordinary course of business) with any officer, director, employee, supplier, distributor, broker, customer, lender, lessee, or borrower of the Company for the purposes of obtaining information regarding the Company's operations, assets, prospects or finances. The restriction imposed on you by this paragraph shall terminate: (i) one hundred twenty (120) days after a public announcement by the Company's Board of Directors that it has decided not to submit a plan of liquidation to the Company's stockholder for approval or, following a stockholder vote on a plan of liquidation, a public announcement by the Company that the Company's stockholders did not approve a plan of liquidation by the requisite vote; or (ii) upon termination of the Purchase Agreement by Legends Golf Holding, LLC as a result of Golf Trust of America L.P. being in material breach of the Purchase Agreement (after notice and a reasonable opportunity to cure to the extent provided by the Purchase Agreement) that will cause irreparable harm to Legends Golf Holding, LLC, Golf Legends Ltd., Inc. or Legends of Virginia LC, as determined by a final judicial order by a court of proper jurisdiction.

         9. You agree that all (i) communications regarding the Transaction,
(ii) requests for additional information, facility tours or management meetings, and (iii) discussions or questions regarding procedures with respect to the Transaction, will be first submitted or directed to Tony G. Avila at BAS, W. Bradley Blair, II at the Company or the Company's legal counsel (it being understood and agreed that nothing contained herein shall prohibit, restrain, or limit Mr. Young as a director of the Company from engaging in any discussion with his fellow directors other than with respect to the Purchase Agreement or the Transaction, and that all discussions respecting the Purchase Agreement or the Transaction (and/or related matters) shall be through BAS or Mr. Blair as Mr. Blair may direct.

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         10. You acknowledge that remedies at law may be inadequate to protect us against any actual or threatened breach of this letter agreement by you or by your Representatives, and, without prejudice to any other rights and remedies otherwise available to us, you agree to the granting of specific performance and injunctive or other equitable relief in our favor without proof of actual damages and you further agree to waive, and to use all reasonable efforts to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that this letter agreement has been breached by either party or its Representatives, then the breaching party will reimburse the other party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation.

         11. You agree that no failure or delay by us or any of our Representatives in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right hereunder.

         12. This letter agreement, will be governed by and construed in accordance wit the laws of the State of Maryland applicable to contracts between residents of that State and executed in and to be performed entirely within that State. You agree that you may be served with process at your address set forth on the first page hereof.

         13. This letter agreement, together with Section 7.4 of the Purchase Agreement, contains the entire agreement between you and us concerning the confidentiality of the Information, and no provision of this letter agreement may be waived, amended or modified (except as provided in Section 7.4 of the Purchase Agreement), in whole or in part, nor any consent given, unless approved in writing by a duly authorized representative of the Company, which writing specifically refers to this letter agreement and the provision so amended or modified or for which such waiver or consent is given. In the event that any provision of this letter agreement is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement will not in any way be affected or impaired thereby.







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         Please confirm your agreement to the foregoing by signing and returning to the undersigned a copy of this letter agreement.


                                  Very truly yours,

                                  Golf Trust of America, Inc.

                                  By:   /s/ W. Bradley Blair, II
                                  Its:  Chief Executive Officer and President


Agreed to and Approved by:
The Legends Group and on behalf
of Larry Young personally and all of
his affiliates:


By: /s/ Larry D. Young
    Larry Young